Exhibit 15.3

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statement on Jayud Global Logistics Limited on Form F-3 [FILE NO.333-280010] of our report dated April 22, 2025, relating to the financial statements appearing in this Annual Report on 20-F of Jayud Global Logistics Limited for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

New York, New York

April 20, 2026

NEW YORK OFFICE • 7 Penn Plaza • Suite 830 • New York, New York • 10001

Phone 646.442.4845 • Fax 646.349.5200 • www.marcumasia.com